As filed with the Securities and Exchange Commission on May 8, 1998
                             Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT 0F 1933


                            TRACK DATA CORPORATION
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)

                                  22-3181095
                      (IRS Employer Identification Number)

                                56 PINE STREET
                           NEW YORK, NEW YORK 10005
                                (212) 422-4300
              (Address, including zip code, and telephone number,
      including area code, of registrants's principal executive offices)

                     MARTIN KAYE, VICE PRESIDENT - FINANCE
                               95 ROCKWELL PLACE
                           BROOKLYN, NEW YORK 11217
                                (718) 522-0222
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)



                            1996 STOCK OPTION PLAN
                                    OPTIONS
                          (Full title of option plan)

                       Copies of all Communications to:
                             Oscar D. Folger, Esq.
                               521 Fifth Avenue
                           New York, New York 10175
                                (212) 697-6464

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                                PROPOSED          PROPOSED
                               AMOUNT           MAXIMUM           MAXIMUM               AMOUNT OF
TITLE OF SECURITIES            TO BE            OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
TO BE REGISTERED               REGISTERED (1)   PER SHARE (2)     PRICE (2)             FEE
-----------------------------  ---------------  ----------------  --------------------  -------------

Common Stock, $.01 par  value   865,000 shares  $           3.75  $          3,243,750  $      956.91


(1) The Registration Statement also includes an undeterminable number of additional Shares that may become issuable pursuant to anti-dilution provisions of the Plans.
(2) Estimated for purposes of computing the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock as reported by NASDAQ NMS on May 5, 1998.

------
PROSPECTUS
----------
                            TRACK DATA CORPORATION

                       ________________________________

                        865,000 Shares of Common Stock
                       ________________________________


This Prospectus relates to 865,000 shares of Common Stock of Track Data Corporation (the "Company"), par value $.01 per share (the "Shares"), of which 800,000 are issuable pursuant to the 1996 Stock Option Plan (the "Plan") and 65,000 options not issued pursuant to the Plan in connection with services rendered to the Company. Any Shares which are offered will be offered for the respective accounts of the Selling Shareholders. This Prospectus does not relate to the sale or issuance by the Company of any securities. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders. The Company will receive proceeds at the respective exercise prices upon exercise of the options.

     The Company has been advised by the Selling Shareholders that there are no underwriting arrangements with respect to the sale of the Shares, that the Shares will be sold from time to time in brokerage transactions at then prevailing prices and in private transactions at negotiated prices, and that usual and customary brokerage fees will be paid by the Selling Shareholders in connection therewith.

     The Company's Common Stock is traded on the NASDAQ National Market System under the symbol TRAC. On May 5, 1998 the closing price for the Company's Common Stock as reported by NASDAQ NMS was $3.75 per share.

                       ________________________________

                THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
                         SEE "RISK FACTORS" ON PAGE 4.
                       ________________________________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



The price to public, underwriting discounts and commissions and proceeds to selling shareholders are not determinable at this time.


     THE  DATE  OF  THIS  PROSPECTUS  IS  MAY          ,  1998

AVAILABLE  INFORMATION

     The  Company  is  subject to the reporting requirements of the Securities
Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices: Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois; Seven World Trade Center - 13th Floor, New York, New York; and Suite 500, 5757 Wilshire Boulevard, Los Angeles, California. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also makes electronic filings publicly available on the Internet within 24 hours of acceptance. The SEC's Internet address is http://www.sec.gov. The SEC Web site also contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

     The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such request should be directed to the Secretary, Track Data Corporation, 95 Rockwell Place, Brooklyn, New York 11217.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER AT ANY TIME SHALL IMPLY THAT THE INFORMATION PROVIDED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  THE COMPANY


     The Company was incorporated in Delaware in June 1992. On March 31, 1996, Track Data Corporation ("Track"), a principal stockholder of Global Market Information, Inc. ("Global"), merged into Global and the name of Global was changed to Track Data Corporation ("TDC" or the "Company"). Pursuant to the merger (the "Merger"), Global issued 12,000,000 shares of its common stock in exchange for all of the outstanding stock of Track. Global, as the surviving corporation, assumed all of Track's assets, liabilities and obligations.

     On November 7, 1997, Barry Hertz, Chairman and principal stockholder of the Company, transferred his 100% ownership in Newsware, Inc. ("NW") to the Company for no consideration. NW owed Mr. Hertz approximately $1,025,000, which was contributed to capital prior to this transaction, and NW owed the Company approximately $1,200,000, net of reserves, at the time of this transaction. NW is a provider of on-line news information services.

     For accounting purposes, the Merger in 1996 and subsequently the contribution of NW in 1997 were treated as combinations of entities under common control similar to pooling-of-interests. Accordingly, the historical financial position and results of operations of Track, Global and Newsware have been combined for all periods presented.

     Track Data Corporation is a supplier of electronically delivered financial information since 1981. TDC provides real-time financial market data, financial data bases, historical information, analytical services and data manipulation tools, through a sophisticated private data network to high end users in the equity/options/futures trading marketplace. TDC delivers information on equities, options, futures, commodities, listed bonds, fixed income securities and foreign currencies from all North American exchanges and from the principal exchanges in Europe, Latin America and the Far East. In addition, TDC disseminates news and third party data base information from more than 100 sources worldwide.

     The Company maintains more than a dozen offices worldwide, with executive offices located at 56 Pine Street, New York, New York 10005 and at 95 Rockwell Place, Brooklyn, New York 11217. Its telephone number is 212-943-4555 or 718-522-7373.

                                 RISK FACTORS

     AN INVESTMENT IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS, PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES, SHOULD CAREFULLY CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS AND SHOULD CONSULT WITH THEIR OWN LEGAL, TAX AND FINANCIAL ADVISORS WITH RESPECT THERETO.


Competition  and  Technological  Change.
----------------------------------------

     The Company operates in a highly competitive market in which it competes with other distributors of financial and business information, some of whom have substantially greater financial resources. The Company competes, among other things, on the basis of price, on the quality and reliability of data, and on the flexibility of services. There can be no assurance that the Company will not encounter increased competition in the future, which could limit its ability to maintain or increase market share or maintain margins, and which could have a material adverse effect on its business, financial condition or operating results. The industry in which the company competes is characterized by developments requiring rapid adaptation to provide competitive products and services. The Company believes that the increased competition within the online services market could result in reduced market share, price reductions, and increased spending on marketing and product development, which could have a materially adverse effect on the Company's financial condition and operating results.


Control.
--------

     Barry  Hertz,  the  Company's  Chairman,  directly  or  indirectly  owns
11,717,145 shares of the Company's Common Stock, representing approximately 80% of the total shares outstanding. As a result, Mr. Hertz controls the Company. Since there are no cumulative voting rights, Mr. Hertz controls the election of all of the members of the Company's Board of Directors. This control by Mr. Hertz will prevent a change in control of the Company which is not approved by Mr. Hertz. As a result, potential purchasers may not seek to acquire control of the Company through the purchase of Common Stock. This may tend to reduce the price of the Company's Common Stock.


Dependence  on  Management.
---------------------------

     The Company is significantly dependent upon the continued availability of Barry Hertz, its Chairman. The loss or unavailability of Mr. Hertz for an extended period of time could have a material adverse effect on its business operations and prospects. To the extent that his services would be unavailable to the Company for any reason, the Company would be required to procure other personnel to manage and operate the Company and develop its products. There can be no assurance that the Company would be able to locate or employ such qualified personnel on acceptable terms. The Company has not entered into any employment agreement with Mr. Hertz.

------
Dependence  on  Securities  Markets.
------------------------------------

     The services of the Company are primarily directed towards customers who invest or trade in the securities markets. To the extent that interest in investing or trading decreases due to volatility in the securities markets, the operations and revenues of the Company could be materially adversely affected.


Lack  of  Intellectual  Property  Protection.
---------------------------------------------

     The Company maintains proprietary economic and historical financial databases. The Company considers its AIQ analytic software to be proprietary. The Company protects its proprietary information with standard secrecy agreements. There can be no assurance that the parties to such agreements, other than the Company, will not breach any of the provisions of such agreements and that, in the event of a breach or threatened breach, the Company will be able to enforce its rights under the agreements. Should the Company's proprietary information be disclosed, the business and prospects of the Company could be adversely affected. The Company does not have, and has not applied for, any patent protection for its proprietary information.


Shares  Available  for  Future  Sale.
-------------------------------------

     There are presently outstanding 14,616,202 shares of common stock, of which 751,100 are deemed "restricted securities." These shares are held in a trust for the benefit of employees and consultants pursuant to a deferred compensation plan. "Restricted securities" may not be sold except in compliance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Rule 144, in essence, provides that a person holding restricted securities for a period of one year may publicly sell in brokerage transactions an amount equal to 1% of the Company's outstanding Common Stock every three months or, if greater, a percentage of the shares publicly traded during a designated period.

     The Company has issued to the underwriter of its initial public offering (the "Underwriter") an option to purchase 120,000 shares of Common Stock for a period of four years ending August 10, 1999. The holders of the Underwriter's Options also have piggy-back registration rights for a period of six years ending August 10, 2000. Such options and underlying shares are presently registered pursuant to a registration statement filed on Form S-3.

     Sales of the Company's Common Stock under options may have a depressive effect on the price of the Common Stock and the issuance of additional Common Stock upon the exercise of options will also dilute the proportionate ownership of the then current stockholders of the Company.


Broad  Discretion  in  Application  of  Proceeds.
-------------------------------------------------

     Management has designated the proceeds from the exercise of options to be used for general corporate and working capital purposes and they may be expended at the discretion of the Company's management. The Company has not made any specific allocations as to the use of any such proceeds. As a result of the foregoing, any return on investment to investors will be substantially dependent upon the discretion and judgment of the Company's management with respect to the application of the net proceeds of the offering.

     Pending their use, the net proceeds from the exercise of options may be invested by the Company in short-term, interest-bearing securities or money market funds. The Company does not require that any specific minimum investment criteria be used in selecting such short-term investments, but will select such investments as it deems appropriate, taking into consideration such factors as liquidity, return on and safety of investment. See "Use of Proceeds".


Continued  Listing  Requirements  for  NASDAQ  Securities.
----------------------------------------------------------

     While the Common Stock is presently listed on the Nasdaq NMS, there can be no assurance that the Company will continue to meet the maintenance criteria for continued listing of its securities on Nasdaq. These continued listing criteria include, among other things, $4,000,000 in net tangible assets, a public float of 750,000 shares with a market value equal to $5,000,000 held by at least 400 stockholders, two market makers and a minimum bid price of $1.00 per share of common stock. There can be no assurance that the Company will continue to satisfy these criteria. If the Company became unable to meet the continued listing criteria of the Nasdaq National Market System and became delisted therefrom, trading, if any, in the Common Stock would thereafter have to be conducted in the Nasdaq Small-Cap Market, or in the so-called "pink sheets" or, if then available, the Nasdaq "Electronic Bulletin Board". As a result, an investor would find it more difficult to dispose of, and to obtain accurate quotations for his Common Stock.


Authorization  and  Discretionary  Issuance  of  Preferred  Stock.
------------------------------------------------------------------

     The Company's Certificate of Incorporation authorizes the issuance of preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock, with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.
Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that it will not do so in the future. Depending on the designations, rights and preferences of a particular issuance of preferred stock, such issuance could adversely affect the market value of the Company's Common Stock.


Indemnification  and  Limitation on Directors' Liabilities Under Delaware Law.
------------------------------------------------------------------------------

     The Company's Certificate of Incorporation limits the liability of its directors for breach of their fiduciary duty of care. The effect is to eliminate liability of directors for monetary damages arising out of negligent or grossly negligent conduct. Stockholder actions against a director of the Company for monetary damages can only be maintained upon a showing of a breach of the individual director's duty of loyalty to the Company, a failure to act in good faith, intentional misconduct, a knowing violation of the law, an improper personal benefit, or an illegal dividend or stock purchase, and not for such director's negligence or gross negligence in satisfying his duty of care. The Certificate of Incorporation also provides for indemnification as
permitted  by  Delaware  law.    However,  insofar  as  indemnification  for
liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


No  Dividends.
--------------

     The Company has not paid any cash dividends since its inception and does not anticipate paying any cash dividends in the foreseeable future. There can be no assurance that the operations of the Company will result in sufficient earnings to enable the Company to pay dividends. It is anticipated that earnings, if any, will be used to finance the Company's growth.


                                USE OF PROCEEDS

     Management has designated the proceeds from options, if any, to be used for general corporate and working capital purposes and they may be expended at the discretion of the Company's management. The Company has not made any specific allocations as to the use of any such proceeds.

     The Company may, when and if the opportunity arises, acquire other businesses which are in some manner related to the Company's business. If such an opportunity arises, the Company may use a portion of its funds for that purpose. The Company has no specific arrangements with respect to any such acquisition at the present time and is not presently involved in any negotiations with respect to any such acquisition. There can be no assurance that any acquisition will be made.

     Prior to expenditure, the net proceeds will be invested in short-term, interest bearing securities or money market funds. The Company does not require that any specific minimum investment criteria be used in selecting such short-term investments, but will select such investments as it deems appropriate, taking into consideration such factors as liquidity, return on and safety of investments.


                             MATERIAL DEVELOPMENTS

     Since the Company's most recent filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, no material developments have occurred.

                             SELLING SHAREHOLDERS

     The securities are being offered on behalf of a number of employees, officers, directors and consultants of the Company. The list below sets forth the current officers and directors on whose behalf securities are being offered hereby. Unless otherwise indicated, the addresses for all of the Selling Shareholders is 95 Rockwell Place, Brooklyn, NY 11217.


                     SECURITIES OWNED        SECURITIES OWNED  SECURITIES TO BE
                     BEFORE OFFERING (1)     AFTER OFFERING    SOLD


NAME AND ADDRESS

Barry Hertz (1)            11,897,145            40,000          11,857,145

Alan Schnelwar                 50,000            25,000               -0-

Martin Kaye                    45,000            25,000               -0-




(1) Consists of 11,353,245 shares owned by Mr. Hertz and 363,900 shares owned by Trusts established in the names of Mr. Hertz's children. Also includes 140,000 options which are presently exercisable under the Company's 1994 and 1995 Stock Option Plans and 40,000 granted under the 1996 Stock Option Plan. After this offering, Mr. Hertz would own or control approximately 80% of the Company's Common Stock
(2) Consists of 50,000 shares issuable upon the exercise of options granted under the Company's 1996 Stock Option Plan of which 25,000 are not presently exercisable.
(3) Consists of shares issuable upon the exercise of presently exercisable options granted under the Company's 1995 Stock Option Plan and 25,000 options granted under the 1996 Stock Option Plan.

                             PLAN OF DISTRIBUTION

     The shares are being offered for the respective accounts of the Selling Shareholders. The Company will not receive any proceeds from the sale of any Shares by the Selling Shareholders. The Company will receive proceeds from the exercise prices of any options which are exercised by the Selling Shareholders.

     The sale of Shares by the Selling Shareholders may be effected from time to time in brokerage transactions, in negotiated transactions, through the writing of options on the Shares, or through a combination of such methods of sale, at fixed prices, which may be charged at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agent or to whom they sell as principal, or both
(which compensation as to a particular broker-dealer may be in excess of customary compensation).

     The Selling Shareholders and any broker-dealers who act in connection with the sale of the shareholders hereunder may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act, and any commissions received by them and profit on any sale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.


                                    EXPERTS

     The financial statements of Track Data Corporation incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for each of the three years in the period ended December 31, 1997 have been audited by Grant Thornton LLP, independent auditors, as stated in their report, and the financial statements of Innodata Corporation incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Grant Thornton LLP and for the years ended December 31, 1996 and 1995 have been audited by Margolin, Winer & Evens LLP, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.


                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the securities offered by this Prospectus will be passed on for the Company by Oscar D. Folger, Esq., New York, New York. Mr. Folger is entitled to receive 30,562 shares of the Company's common stock pursuant to a TDC phantom stock plan at the time he no longer performs services for the Company, or earlier with the approval of the Board of Directors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are incorporated in this Prospectus and made a part hereof by reference:

1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission pursuant to Section 13 of the Securities
Exchange  Act  of    1934.

2. The section entitled "Description of Common Stock" contained in Global's Registration Statement No. 33-78570 on Form S-1 filed with the Commission, under the Securities Act of 1933, and effective as of August 11, 1994.

     In addition, all reports, proxy statements and other documents of the Company hereafter filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the securities covered by this Prospectus or the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Prospectus and made a part hereof by reference from the date of filing each such document. The Company's Commission File Number is 0-24634. Any statement contained in an earlier document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


           LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS

     The Company's Certificate of Incorporation includes a provision that eliminates or limits the personal financial liability of the Company's directors, except in situations where there has been a breach of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, liability under Section 174 of the Delaware General Corporation Law relative to unlawful payment of dividends, stock purchases or redemptions, or any transaction from which the director derived an improper personal benefit. In addition, under its Certificate of Incorporation and By-Laws as well as under separate agreements, the Company is required to indemnify its officers and directors to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              FURTHER INFORMATION

     The Company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the securities offered by this Prospectus. This Prospectus omits certain information contained in the Registration Statement, as permitted by the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be examined without charge at the Washington, D.C. office of the Commission and copies of all or any part thereof may be obtained from the Commission's office in Washington, D.C. upon payment of the Commission's charge for copying. Statements contained in this Prospectus as to the contents of any contract or other document which is an exhibit to the Registration Statement, each such statement is deemed to be qualified and amplified in all respects by the provisions of the exhibit.

                            TRACK DATA CORPORATION
                             ____________________

                        865,000 Shares of Common Stock
                             ____________________

                                  PROSPECTUS
                             ____________________
                             --------------------



                                 May   , 1998









     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                    PART II

                    INFORMATION REQUIRED IN THE PROSPECTUS

ITEM  3.    Incorporation  of  Documents  by  Reference.
            --------------------------------------------

            See  "Incorporation  of  Certain  Information  by  Reference."

ITEM  4.    Description  of  Securities.
            ----------------------------

            Not  Applicable.

ITEM  5.    Interest  of  Named  Experts  and  Counsel.
            -------------------------------------------

            See  "Legal  Matters."

ITEM  6.    Indemnification  of  Directors  and  Officers.
            ----------------------------------------------

     The Company has entered into agreements with each director in which the Company agrees to indemnify each director and officer to the maximum extent permitted by law.

     The Company's Certificate of Incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The
Certificate  of  Incorporation  also  provides  as  follows:

     A director, or former director, shall not be liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware, pertaining to the liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

     Section 145. Indemnification of officers, directors, employees and agents; insurance.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Securities Act") may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM  7.    Exemption  from  Registration  Claimed.
            ---------------------------------------

            Not  applicable.

ITEM  8.    Exhibits.
            ---------


 (5)       Opinion of Oscar D. Folger as to legality (included in Exhibit 24(a))
(24)  (a)  Consent of Oscar D. Folger
(24)  (b)  Consent of Grant Thornton LLP
(24)  (c)  Consent of Margolin, Winer & Evens LLP
(28)       Form of 1996 Stock Option Plan (1)

---------------
 (1) Incorporated by reference from Exhibit A to Definitive Proxy for November 7, 1996 Annual Meeting of Stockholders.

ITEM  10.    Undertakings.
             -------------

     The  undersigned  registrant  hereby  undertakes:

A. To file, during any period in which offers or sales are being made, a post-effective amendment of this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the Prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any additional or changed material information on the plan of distribution.

          Provided,  however,  that paragraphs (A)(i) and (ii) do not apply if
          -------------------
the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D. The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registant pursuant to any charter provisions, by-laws, contract, arrangements, statute or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on the 7th day of May 1998.

TRACK  DATA  CORPORATION


By                                /s/
    ---------------------------------
Barry  Hertz
Chairman  of  the  Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date stated.

SIGNATURE            TITLE                                DATE
-------------------  -----------------------------------  -----------

    /s/              Chairman of the Board and            May 7, 1998
-------------------
Barry Hertz          Chief Executive Officer

    /s/              Senior Vice President and Director   May 7, 1998
-------------------
Alan Schnelwar

    /s/              Vice President - Finance, Secretary  May 7, 1998
-------------------
Martin Kaye          and Director

    /s/              Director                             May 7, 1998
-------------------
E. Bruce Fredrikson

    /s/              Director                             May 7, 1998
-------------------
Morton Mackof

    /s/              Director                             May 7, 1998
-------------------
Jack Speigelman